UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

NABI BIOPHARMACEUTICALS
(Name of Registrant as Specified in Its Charter)

THE MANGROVE PARTNERS FUND, L.P. MANGROVE PARTNERS MANGROVE CAPITAL NATHANIEL AUGUST
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

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(4)           Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The Mangrove Partners Fund, L.P.

August 10, 2012

Fellow Stockholders:

The attached proxy statement and the enclosed GREEN proxy card are being furnished to you, the stockholders of Nabi Biopharmaceuticals (“Nabi” or the “Company”), in connection with the solicitation of proxies by The Mangrove Partners Fund, L.P., including certain of its affiliates who are participants in this solicitation (collectively, “Mangrove Partners” or “we”), for use at the special meeting of stockholders of Nabi, and at any adjournments or postponements thereof (the “Special Meeting”), that is being held for stockholders to consider and vote upon certain proposals in connection with the transaction contemplated by the Merger Implementation Agreement, dated as of April 22, 2012 (the “Transaction Proposals”), by and among Nabi and Biota Holdings Limited, a Melbourne, Australia company (“Biota”), pursuant to which each outstanding ordinary share of Biota capital stock will be acquired by Nabi in exchange for newly issued shares of Nabi common stock pursuant to a scheme of arrangement under Australian corporate law, and Biota will become a wholly-owned subsidiary of Nabi (the “Transaction”).

The proposed Transaction contemplates that (i) shares of Nabi common stock representing approximately 74% of the outstanding common stock of the combined company will be issued to former Biota stockholders, (ii) shares of common stock held by existing Nabi stockholders will represent approximately 26% of the outstanding common stock of the combined company immediately after the completion of the Transaction and (iii) the combined company will be named Biota Pharmaceuticals, Inc.

Mangrove Partners does not believe the proposed Transaction is in the best interest of Nabi stockholders.  We believe that a better alternative to the proposed Transaction exists for Nabi stockholders to maximize the value of their investment.  Specifically, we believe superior value can be achieved for Nabi stockholders through a plan that provides for the return of substantially all of the cash on the Company’s balance sheet to Nabi stockholders.

For these reasons and others that we provide in more detail in the attached Proxy Statement under the heading “REASONS TO DEFEAT THE PROPOSED TRANSACTION,” we are soliciting proxies from the holders of shares of Nabi common stock to vote AGAINST the Transaction Proposals at the Special Meeting.

The Special Meeting is scheduled to be held on September 24, 2012, at 10:00 a.m. local time, at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland.

We urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today.  The attached proxy statement and the enclosed GREEN proxy card are first being furnished to the stockholders on or about August 10, 2012.

If you have already voted for management’s proposals relating to the proposed Transaction, you have every right to change your vote by signing, dating and returning a later dated proxy card.

If you have any questions or require any assistance with your vote, please contact SCB Advising, Inc., which is assisting us, at their address and toll-free numbers listed on the following page.

Thank you for your support,

/s/ Nathaniel August

Nathaniel August
The Mangrove Partners Fund, L.P.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of Mangrove Partners’ proxy materials, please call
SCB Advising, Inc. at the phone numbers listed below.

SCB ADVISING, INC.

Please call: 1-877-786-3323 or 1-646-290-5243

SPECIAL MEETING OF STOCKHOLDERS
OF
NABI BIOPHARMACEUTICALS
_________________________

PROXY STATEMENT
OF
THE MANGROVE PARTNERS FUND, L.P.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

The Mangrove Partners Fund, L.P. and the other participants in this solicitation (collectively, “Mangrove Partners” or “we”) are significant stockholders of Nabi Biopharmaceuticals, a Delaware corporation (“Nabi” or the “Company”).  We are writing to you in connection with the proposed merger transaction (the “Transaction”) involving Nabi and Biota Holdings Limited, a Melbourne, Australia company (“Biota”).  In connection with the proposed Transaction, Nabi entered into a Merger Implementation Agreement (the “Transaction Agreement”), dated as of April 22, 2012 and amended as of August 6, 2012, with Biota, pursuant to which each outstanding ordinary share of Biota capital stock will be acquired by Nabi in exchange for newly issued shares of Nabi common stock pursuant to a scheme of arrangement under Australian corporate law, and Biota will become a wholly-owned subsidiary of Nabi.  The proposed Transaction contemplates that (i) shares of Nabi common stock representing approximately 74% of the outstanding common stock of the combined company will be issued to former Biota stockholders, (ii) shares of common stock held by existing Nabi stockholders will represent approximately 26% of the outstanding common stock of the combined company immediately after the completion of the Transaction and (iii) the combined company will be named Biota Pharmaceuticals, Inc.

The Board of Directors of Nabi (the “Nabi Board”) has scheduled a Special Meeting of stockholders for the purpose of approving certain proposals (the “Transaction Proposals”) related to the proposed Transaction (the “Special Meeting”).  The Special Meeting is scheduled to be held on September 24, 2012, at 10:00 a.m. local time, at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland.

Mangrove Partners strongly opposes the proposed Transaction and Transaction Proposals chiefly because we believe that:

•	the proposed Transaction is an inferior alternative to a plan that provides for the return of substantially all of the cash on the Company’s balance sheet to Nabi stockholders; and

•	the interests of Nabi management and the Nabi Board are not aligned with the best interests of stockholders in connection with the proposed Transaction.

Importantly, we believe that an alternative structure exists for an orderly wind-down of Nabi outside of a formal Delaware liquidation that, if implemented, would deliver superior value to the Company’s stockholders.

You should refer to the information set forth under the heading “REASONS TO DEFEAT THE PROPOSED TRANSACTION” for a more detailed explanation of Mangrove Partners’ reasons for opposing the proposed Transaction and the Transaction Proposals.

Mangrove Partners is soliciting proxies from the stockholders of Nabi AGAINST the following Transaction Proposals:

1.           The Company’s proposal to approve an amendment to the Nabi Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized shares of Nabi common stock from 125,000,000 Shares to 200,000,000 Shares;

2.           The Company’s proposal to approve an amendment to the Certificate of Incorporation to change the name of Nabi from “Nabi Biopharmaceuticals” to “Biota Pharmaceuticals, Inc.”;

3.           The Company’s proposal to approve an amendment to the Certificate of Incorporation  to effect a reverse stock split of Nabi common stock at any time prior to December 31, 2012, at a ratio ranging from four-to-one to eight-to-one, as determined by Nabi’s Board in its sole discretion;

4.           The Company’s proposal to approve the issuance of shares of Nabi common stock to Biota stockholders contemplated by the Transaction Agreement;

5.           The Company’s proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Nabi under existing arrangements in connection with the proposed Transaction; and

6.           The Company’s proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve any of Proposals No. 1 through No. 4.

Proposals No. 1, No. 2 and No. 3 are collectively referred to herein as the “Charter Amendment Proposals.”

The participants in this proxy solicitation are The Mangrove Partners Fund, L.P., a Delaware limited partnership (“Mangrove Fund”), Mangrove Partners, a Cayman Islands exempted company (“Mangrove”), Mangrove Capital, Cayman Islands exempted company (“Mangrove Capital”) and Nathaniel August.  For additional information concerning the participants in this proxy solicitation, please refer to the information set forth under the heading “Other Participant Information.”  This Proxy Statement and the GREEN proxy card are first being furnished to Nabi’s stockholders on or about August 10, 2012.

Nabi has set the record date for determining stockholders entitled to notice of and to vote at the Special Meeting as August 3, 2012 (the “Record Date”).  The principal executive offices of NABI are located at 12270 Wilkins Avenue, Rockville, Maryland 20852.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting.  As of the Record Date, there were 28,328,034 Nabi shares, par value $0.10 per share, (the “Nabi Shares”) outstanding and entitled to vote at the Special Meeting.  As of August 10, 2012, the approximate date on which Mangrove Partners expects to mail this Proxy Statement to the stockholders, Mangrove Partners, together with all of the participants in this solicitation, are the collective beneficial owners of an aggregate of 949,853 Nabi Shares, which represents approximately 3.4% of the Nabi Shares outstanding, all of which may be voted by Mangrove Partners at the Special Meeting.  The participants in this solicitation intend to vote such Nabi Shares AGAINST the Company’s Transaction Proposals.

THIS SOLICITATION IS BEING MADE BY MANGROVE PARTNERS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF NABI.  MANGROVE PARTNERS IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING.  SHOULD OTHER MATTERS, WHICH MANGROVE PARTNERS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

MANGROVE PARTNERS URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD AGAINST THE COMPANY’S TRANSACTION PROPOSALS.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY NABI MANAGEMENT TO THE NABI BOARD, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE COMPANY’S TRANSACTION PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO MANGROVE PARTNERS, C/O SCB ADVISING, INC. WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF NABI, OR BY VOTING IN PERSON AT THE SPECIAL MEETING. HOWEVER, IF YOU VOTE AGAINST THE TRANSACTION BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD, YOU DO NOT NEED TO SEPARATELY REVOKE YOUR ORIGINAL PROXY; THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.

IMPORTANT

Your vote is important, no matter how many or how few Shares you own.  Mangrove Partners urges you to sign, date, and return the enclosed GREEN proxy card today to vote AGAINST the Company’s Transaction Proposals.

As more full described herein, Mangrove Partners does not believe that the proposed Transaction is in the best interest of the Company’s stockholders.  A vote AGAINST the Company’s Transaction Proposals will enable you – as the owners of Nabi – to send a message to the Nabi Board that Nabi stockholders do not believe the proposed Transaction maximizes the value of their investment in the Company.

•	If your Shares are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to Mangrove Partners, c/o SCB Advising, Inc., in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please call:

SCB ADVISING, INC. Please call: 1-877-786-3323 or 1-646-290-5243

BACKGROUND OF THE SOLICITATION

Below is a chronology of some of the notable events and communications between Mangrove Partners and the Company leading up to the commencement of this proxy solicitation.

•	On April 23, 2012, the Company announced the execution of the Transaction Agreement and the Transaction.

•	On April 23, 2012, Nathaniel August participated in a conference call hosted by the Company regarding the Transaction

•	On April 25, 2012, Mr. August met with the Raafat Fahim, the President and CEO of the Company, Biota management and their financial advisors to discuss the Transaction.

•	On April 26, 2012, Mr. August had a follow-up conversation with Mr. Fahim in which he expressed Mangrove Partners’ dissatisfaction with the Transaction.

•
On June 8, 2012, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement soliciting proxies in connection with the approval of the Transaction Proposals at a special meeting of the stockholders of the Company.

•
On June 29, 2012, Mangrove Partners filed with the SEC a Schedule 13D in which Mangrove Partners expressed its views regarding the announced Transaction and stated that even though it reserves the right not to move forward, it intends to commence a solicitation in opposition to the Transaction and intends to vote against the approval of the Transaction Proposals.

•
On July 5, 2012, Nathaniel August had a telephone conversation with an independent director of Nabi, during which Mr. August highlighted some of Mangrove Partners’ concerns with respect to the Transaction and expressed interest in a call or meeting with representatives of Nabi to discuss the matter further.

•
On July 7, 2012, the Company filed a Schedule TO-I with the SEC announcing the commencement of a tender offer to purchase for cash up to $23,000,000 in value of Nabi Shares at a price not greater than $1.72 nor less than $1.58 per Share (the “Modified Dutch TO”), net to the seller in cash, less any applicable withholding taxes and without interest.

•
On July 9, 2012, Messrs. August and Dietrich had a telephone conversation with Mr. Fahim and Geoffrey F. Cox, Ph.D., Chairman of the Board, during which Messrs. August and Dietrich explained in further detail Mangrove Partners’ views on the proposed Transaction and stated their intention to potentially solicit proxies from Nabi’s stockholders in opposition to the Transaction.

•
On July 20, 2012, the Company filed a Form 8-K in which it stated that it disagrees with the determination made by Mangrove Partners in its Preliminary Proxy Statement that the Transaction is not in the best interest of the Company’s stockholders.  The Company further stated that it plans to distribute a definitive form of its proxy statement after the completion of the Modified Dutch TO.

•	Also on July 20, 2012, Mr. August discussed with a Board member Mangrove Partners’ dissatisfaction with the developments disclosed in the Company’s most recent public filings.

•
On July 25, 2012, Mangrove Partners tendered into the Modified Dutch TO all of their Nabi Shares at an indicated price of $1.68 per Share.  In an amendment to their Schedule 13D, Mangrove Partners stated their belief that the Company’s repurchase of a substantial number of Nabi Shares above the then current trading price is likely to result in a decline in the stock price of the Nabi Shares following the expiration of the Modified Dutch TO and reserved their right to purchase Nabi Shares in the open market.

•
On July 31, 2012, the Company announced that the Modified Dutch TO expired at 12:00 midnight, at the end of the day, New York City time, on Monday, July 30, 2012 and that based upon preliminary results, the Company expects to accept for payment an aggregate of 14,547,996 Nabi Shares at a purchase price of $1.68 per Share.

•
On August 2, 2012, the Company announced the final results of the Modified Dutch TO.  The Company accepted for purchase an aggregate of 14,547,996 Nabi Shares at a purchase price of $1.68 per share, for an aggregate cost of approximately $24.4 million, excluding fees and expenses relating to the tender offer.  Accordingly, the 2,736,200 Nabi Shares tendered by Mangrove Partners into the Modified Dutch TO were accepted by the Company for payment.

•
On August 8, 2012, the Company announced that it adjusted the exchange ratio under the Transaction Agreement to reflect the completion of the Modified Dutch TO.  The original terms of the Transaction Agreement provided that, subject to the terms and conditions of the Transaction Agreement, upon the completion of Transaction, each Biota Share outstanding immediately prior to the completion of the Transaction will be transferred to Nabi in exchange for 0.669212231 Nabi Share.  The Transaction Agreement also provided that this exchange ratio is subject to an adjustment if Nabi completes an issuer tender offer in order to preserve the respective percentage of shares of the outstanding common stock of the combined company to be held immediately after the completion of the Transaction by Biota’s former stockholders on the one hand (collectively being approximately 74%) and Nabi’s existing stockholders on the other hand (collectively being approximately 26%). In connection with the completion of the Modified Dutch TO, the exchange ratio was adjusted pursuant to the terms of the Transaction Agreement to 0.448722952 Nabi Shares for each Biota Share.

•
Also on August 8, 2012, the Company announced that it entered into an amendment deed to the Transaction Agreement with Biota, dated August 6, 2012, to provide that, in the event that Nabi implements the Reverse Stock Split (as defined below) with respect to its common stock prior to the consummation of the Transaction as permitted by the Transaction Agreement, the number of Nabi Shares to be issued in exchange for each ordinary share of Biota will be adjusted in order to preserve the respective percentage of shares of the combined company common stock to be held immediately after the completion of the Transaction by Biota’s former stockholders on the one hand (collectively being approximately 74%) and by Nabi’s existing stockholders on the other hand (collectively being 26%). Nabi stated that it expects that, subject to the approval by Nabi stockholders at the Special Meeting, the Reverse Stock Split will be implemented immediately prior to the completion of the Transaction.

PROPOSAL NO. 1

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK

You are being asked by Nabi to approve an amendment to the Certificate of Incorporation to increase the authorized Nabi Shares from 125,000,000 Shares to 200,000,000 Shares.  The Nabi Board is asking the stockholders to approve the authorization of these Shares: (1) so that it will be able to have sufficient authorized but unissued and unreserved Shares to issue the Nabi Shares pursuant to the proposed Transaction and (2) to permit the pursuit and effectuation of corporate transactions requiring the issuance of common stock in the future.  The proposed Transaction cannot be consummated without stockholder approval of such increase in the authorized Shares.  For the reasons discussed below, we oppose the proposed Transaction, and therefore we are soliciting your proxy to vote AGAINST Proposal No. 1.

REASONS TO DEFEAT THE PROPOSED TRANSACTION

Mangrove Partners believes that the proposed Transaction is not in the best interests of Nabi stockholders

Mangrove Partners believes that the proposed Transaction is an inadequate alternative for maximizing stockholder value.  According to our estimates based on Biota’s current share price, the proposed Transaction will deliver approximate consideration of $1.68 per Share to current Nabi stockholders.  This Transaction consideration represents a discount to the closing price of the Nabi Shares of $1.85 per Share on April 20, 2012, the day immediately preceding the announcement of the proposed Transaction.  In fact, since the beginning of 2012 until April 20, 2012 Nabi Shares traded at a range between $1.74 and $1.95 per Share.  In short, the Transaction consideration does not provide Nabi stockholders with ANY takeover premium in the proposed Transaction that would see Biota stockholders holding a controlling 74% stake in the combined company.

Furthermore, we believe that the Transaction consideration for Nabi stockholders is grossly inadequate in that it fails to reflect the value of the sum of Nabi’s assets, which currently represent a greater value than the $1.68 per Share that Nabi stockholders will receive under the Proposed Transaction.  Even if we consider cash alone, as of June 30, 2012 and adjusted for the Modified Dutch TO, Nabi had $2.40 per share of cash on its balance sheet and approximately $0.05 per Share of liabilities (excluding deferred revenues, which we do not believe will result in a change to cash).  Furthermore, the Transaction consideration does not reflect the value of other potentially valuable assets that Nabi has, including approximately $167 million in Net Operating Losses (NOLs), any potential royalty on Phoslyra, an approved drug, the intellectual property of NicVAX, and the value of a public listing.  We believe that the sum of these assets far exceeds the consideration pursuant to the proposed Transaction for Nabi stockholder and clearly shows that the proposed Transaction does not yield the greatest value possible for Nabi stockholders.  In our view, value can best be realized through a special dividend followed by a sale or reverse merger of the Company as a result of which the total value could exceed the $1.68 to be realized in the proposed Transaction.  As further described below, even if another transaction cannot be identified, we believe an orderly liquidation results in a better outcome for Nabi stockholders.

The proposed Transaction is ill-conceived and the process that led to the signing of the Transaction Agreement raises serious questions

Mangrove Partners’ significant reservations about the proposed Transaction extend beyond the inadequate price.  We believe the a significant reason that the Transaction consideration is inadequate and fails to provide full and fair value for the Shares is because the Company did not properly consider all available alternatives for maximizing the value of Nabi and engaged in a sales process that appears to be influenced by potential conflicts of interest.

We are concerned that Nabi did not conduct a robust and comprehensive review of all strategic alternatives available to the Company.  As noted in Nabi’s Definitive Proxy Statement filed with the SEC on August 7, 2012 (“Nabi’s Proxy Statement”), the Company and its advisors limited themselves to comparing the benefits and costs of a transaction with Biota with those of a liquidation of the Company under the formal process set by Delaware law.  We firmly believe that the Company should have considered alternatives that allow for an efficient and orderly wind-down of Nabi outside of a formal liquidation under Delaware law.

We are further concerned that the interests of Nabi’s management team are not fully aligned with those of the stockholders.  As part of the VIP Management Incentive Plan for 2012 and the VIP Management Incentive Plan Special Bonus, the top three Nabi executives are eligible to receive in excess of $515,000 in cash bonuses for completing a transaction that results in a premium for the Company’s stockholders to the Company’s net cash.   We are concerned that this may create an incentive for Nabi’s executive management team to maximize cash burn and induce stockholders to proceed with the proposed Transaction so that they may collect these VIP bonuses and may be causing them to fail to consider the benefits to stockholders of various options that involve an orderly wind-down of the Company outside of a formal Delaware liquidation.

Mangrove Partners is also concerned that Piper Jaffray & Co. served as financial advisor of both Nabi and Biota in the evaluation and negotiation of a potential transaction.  In our view, this raises significant questions as to whether the best interests of Nabi’s stockholders were given the appropriate weight in negotiating the proposed Transaction.

A BETTER ALTERNATIVE EXISTS FOR MAXIMIZING SHAREHOLDER VALUE

We believe that an orderly wind-down of Nabi would bring greater value to Nabi’s stockholders

Mangrove Partners believes that an orderly liquidation of Nabi would deliver superior value to the proposed Transaction and would better serve the interests of Nabi’s investor base.  As noted above, Mangrove Partners believes that as of June 30, 2012 and adjusted for the Modified Dutch TO, Nabi had $2.40 per Share of cash on its balance sheet and approximately $0.05 per Share of liabilities (excluding deferred revenues, which we do not believe will result in a change to cash).  Assuming the cash burn and wind-down costs estimated by Nabi in its Definitive Proxy totaling $13.5 million, Mangrove Partners estimates that the liquidation value of Nabi is $1.87.  We believe a plan providing for an orderly liquidation is feasible and would provide a superior outcome to the value delivered in the proposed Transaction, which is $1.68 per share based on the current Biota share price of A$0.685. Moreover, our estimate in connection with such a liquidation scenario does not take into account the value of the Company’s listing, which can be monetized creating an additional source of value to Nabi stockholders through a liquidation process.
In addition, an orderly wind-down has the added benefit of returning cash to Nabi’s stockholders without the risks and uncertainty of the prospects of a combined company to be controlled by Biota.  In contrast, the proposed Transaction uses Nabi capital to compensate Biota stockholders and provides Biota stockholders with the benefits of a listing on an U.S. stock exchange while forcing Nabi’s current stockholders to bear the risks related to Biota and a Biota-controlled combined company.  These risks are greatly amplified by the fact that the Company has not announced to date the composition of the management team that will be charged with leading the combined company and is instead asking Nabi stockholders to approve a Transaction that would leave them with a great deal of uncertainty as to the future of their investment.  Since Biota stockholders would collectively own 74% of the combined company, they would stand to reap the benefits of any future positive results and progress of the Company, as opposed to the long-term stockholders of Nabi who have waited patiently through the years for the underlying value of their Shares to finally be unlocked.  Further, as a result of the Transaction, the Biota stockholders, who Mangrove believes are predominantly Australian, will no longer hold an Australian listed security. Instead, they will own Nabi, which is listed on NASDAQ. As a result, we believe that pre-Transaction Nabi stockholders will be exposed to the risk that the Biota stockholders aggressively sell the post-Transaction Nabi shares thus driving down the share price.

Mangrove Partners believes that unlocking the underlying value of Nabi’s Shares would be best accomplished through a distribution to Nabi’s stockholders of the Company’s principal and most valuable asset, its substantial cash holdings.  Following the failure of NicVAX to achieve the primary endpoint in both of its Phase III clinical trials, in our view, Nabi’s primary remaining asset is the Company’s substantial holdings of cash.   Further, we believe that since the first Phase III NicVAX trial failure, there has likely been a substantial change in Nabi’s investor base.  Our belief is that because the current Nabi stockholders find Nabi’s cash to be the Company’s principal valuable asset, their main objective is to have Nabi’s substantial cash holdings efficiently returned to them.   Nabi can fulfill its duty to act in the best interests of its stockholders by coordinating such an efficient return of cash to stockholders through a properly structured wind-down of the Company.

Mangrove Partners believes that there are efficient ways to structure a wind-down outside of a formal Delaware liquidation

We note that in the Company’s press release announcing the commencement of its self-tender offer, filed with the SEC on a Form 8-K on July 2, 2012 and Nabi’s Proxy Statement, the Company outlined the timing and terms of a liquidation and dissolution process as the sole alternative in the event that the proposed Transaction is defeated.  Nabi stated that even though the Company will likely make one or more initial or interim liquidating distributions to its stockholders, it will take Nabi no less than three years to complete the dissolution and winding-up process and distribute all remaining assets to stockholders in accordance with Delaware law.

Mangrove Partners does not believe that a three-year liquidation process under Delaware law is the only alternative available to the Company if the proposed Transaction is not completed.  To the contrary, we believe not only that Nabi can liquidate its assets and conduct an efficient distribution to its stockholders outside of a formal liquidation, but that, as described in more detail above, such an alternative would provide a superior outcome for Nabi stockholders.

We believe an efficient distribution of the assets of Nabi to its stockholders can be structured in one of two ways.  Nabi can either (1) return substantially all of Nabi’s cash holdings to Nabi stockholders in the form of a special dividend and then consummate a reverse merger with a company seeking a public listing, or (2) return substantially all of Nabi’s cash holdings to Nabi stockholders in the form of a special dividend and then engage a third-party liquidation expert to undertake the three-year wind-down of Nabi and assume all future liabilities of the Company. Either one of these alternatives has the potential of returning far superior value to Nabi stockholders than the proposed Transaction and accomplishes this in less than three years.

In fact, we are aware of a situation in which a public company was able to achieve an orderly wind-down and return its cash holdings to stockholders through a plan that consisted of a series of self-tender offers and dividends following the sale of substantially all of such company’s assets.  We see no reason why Nabi cannot similarly structure such an orderly wind-down that would effectively allow it to return all or most of its current cash holdings to its stockholders.

MANGROVE PARTNERS IS DETERMINED TO STOP THE PROPOSED TRANSACTION.  OUR OPPOSITION IS BASED ON OUR FIRM COMMITMENT TO STOCKHOLDER VALUE AND OUR FIRM BELIEF THAT THE PROPOSED TRANSACTION IS NOT IN THE BEST INTEREST OF NABI STOCKHOLDERS.  WE THEREFORE URGE YOU TO VOTE YOUR GREEN PROXY AGAINST THE TRANSACTION PROPOSALS IN CONNECTION WITH THE PROPOSED TRANSACTION.

CONSEQUENCES OF DEFEATING THE PROPOSED TRANSACTION

As more fully described in Nabi’s Proxy Statement, each of Nabi and Biota has agreed to pay to the other a break fee equal to A$2 million in certain circumstances. Nabi is required to pay Biota the break fee if: (i) Nabi’s Board fails to state that it considers the proposed Transaction to be in the best interests of Nabi stockholders or fails to recommend the approval of Proposals No. 1 through No. 4; (ii) a competing proposal for Nabi is announced or made and is publicly recommended, promoted or otherwise endorsed by Nabi’s Board; (iii) a competing proposal for Nabi is announced or made prior to October 31, 2012 and is completed at any time prior to the first anniversary of the date of the Transaction Agreement and, as a result, a third party acquires control of Nabi or the Nabi group within the meaning of Section 405 of the Securities Act of 1933, as amended; (iv) Biota terminates the Transaction Agreement due to Nabi’s Board changing or withdrawing its statement that it considers the proposed Transaction to be in the best interests of Nabi stockholders or its recommendation that Nabi stockholders approve Proposals No. 1 through No. 4; (v) a Nabi material adverse change or a Nabi regulated event occurs between the date of the Transaction Agreement and 8:00 a.m. on the second court date and Biota terminates the Transaction Agreement in accordance with its terms prior to the implementation date; or (vi) scheme of arrangement is not completed on or before the date which is eight business days after October 31, 2012 due to Nabi failing to comply with its obligations to provide the Nabi closing net cash balance certificate to Biota on the implementation date showing a Nabi closing net cash balance of no less than $54 million.

Nabi is not required to pay the break fee to Biota merely by reason that Proposals No. 1 through No. 4 are not approved by Nabi stockholders at the Special Meeting.  Accordingly, if you follow our recommendation and vote AGAINST the Transaction Proposals to defeat the proposed Transaction, then no break-up fee will be payable by Nabi.

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION TO
CHANGE THE NAME OF NABI BIOPHARMACEUTICALS

You are being asked by Nabi to approve an amendment to the Certificate of Incorporation to change the Company’s name to “Biota Pharmaceuticals, Inc.” if the proposed Transaction is completed.  The name change will be effected only if (1) the Nabi stockholders approve the Transaction Proposals, (2) the Biota stockholders approve the proposed Transaction, (3) the Supreme Court of Victoria, Australia approves the proposed Transaction and (4) the proposed Transaction is completed.  According to Nabi’s Proxy Statement, in connection with the name change of Nabi to Biota Pharmaceuticals, Inc., the trading symbol for Nabi common stock on the NASDAQ will be changed from “NABI” to “BOTA.” The proposed Transaction cannot be consummated without stockholder approval of the amendment to the Certificate of Incorporation to change the Company’s name.  For the reasons discussed above, we oppose the proposed Transaction.  To that end, we are soliciting your proxy to vote AGAINST Proposal No. 2.

MANGROVE PARTNERS URGES YOU TO VOTE AGAINST NABI’S PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “BIOTA PHARMACEUTICALS, INC.”

PROPOSAL NO. 3

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECTUATE REVERSE STOCK SPLIT

You are being asked by Nabi to approve an amendment to the Certificate of Incorporation to effect a reverse stock split of Nabi Shares (the “Reverse Stock Split”) at any time prior to December 31, 2012 at one of five reverse split ratios, 1-for-4, 1-for-5, 1-for-6, 1-for-7 or 1-for-8, as determined by the Nabi Board in its sole discretion.  According to Nabi’s Proxy Statement, the Company currently expects to implement the Reverse Stock Split immediately prior to the completion of the proposed Transaction.  Nabi’s Proxy Statement states that Nabi’s Board believes the Reverse Stock Split is necessary to increase the price of the Nabi Shares to make the Nabi Shares more attractive to a broader range of institutional and other investors, and to ensure the Nabi Shares remain in compliance with the listing requirements of the NASDAQ.  In accordance with NASDAQ listing standards, Nabi will be required to have a minimum bid price of the Nabi Shares of at least $4.00 upon the completion of the proposed Transaction. A failure to satisfy such minimum bid price requirements may subject Nabi to NASDAQ’s procedures for independent review, suspension from listing, or delisting.  The consummation of the proposed Transaction is conditional upon the approval by NASDAQ of the listing of the Nabi Shares that will be issued in the proposed Transaction.  For the reasons discussed above, we oppose the proposed Transaction, and therefore we are soliciting your proxy to vote AGAINST Proposal No. 3.

MANGROVE PARTNERS URGES YOU TO VOTE AGAINST NABI’S PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF NABI COMMON STOCK

PROPOSAL NO. 4

ISSUANCE OF NABI SHARES IN CONNECTION WITH THE TRANSACTION

You are being asked by Nabi to approve the issuance of Nabi common stock to Biota’s stockholders in connection with the proposed Transaction.  Upon the consummation of the proposed Transaction, Biota’s stockholders will acquire an aggregate of up to approximately 126 million Nabi Shares, which represents approximately 74% of the Nabi Shares issued and outstanding prior to the consummation of the proposed Transaction.  Under the Transaction Agreement, in the event that Nabi implements the Reverse Stock Split before the completion of the proposed Transaction, the number of Nabi Shares to be issued in exchange for each ordinary share of Biota will be adjusted in accordance with the Transaction Agreement in order to preserve the respective percentage of shares of the outstanding common stock of the combined company to be held immediately after the completion of the proposed Transaction by Biota’s former stockholders on the one hand (collectively being approximately 74%) and Nabi’s existing stockholders on the other hand (collectively being approximately 26%).  Nabi’s Proxy Statement states that the Company expects that, subject to the approval by Nabi stockholders at the Special Meeting, the Reverse Stock Split will be implemented immediately prior to the completion of the Transaction.  The consummation of the proposed Transaction is conditional upon the approval of the issuance of Nabi Shares to Biota’s stockholders.  For the reasons discussed above, we strongly oppose the proposed Transaction.  To that end, we are soliciting your proxy to vote AGAINST Proposal No. 4.

MANGROVE PARTNERS URGES YOU TO VOTE AGAINST NABI’S PROPOSAL TO APPROVE THE ISSUANCE OF NABI COMMON STOCK TO BIOTA’S STOCKHOLDERS

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, Nabi is asking you to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers under existing agreements in connection with the proposed Transaction.  Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the compensation that may be payable to Nabi’s named executive officers in connection with the Transaction, as disclosed in the table captioned “Change in Control Compensation” beginning on page 70 of the proxy statement under “The Transaction—Executive Compensation Payable in Connection with the Transaction,” including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be payable, are hereby APPROVED.”

According to the Company’s proxy statement, because the vote on this Proposal No. 5 is advisory in nature only, it will not be binding on Nabi. Accordingly, because Nabi is contractually obligated to pay the compensation covered by this Proposal No. 5, such compensation will be payable, subject only to the applicable conditions, if the proposed Transaction is approved and regardless of the outcome of the advisory vote.

WE INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL

PROPOSAL 6

ADJOURNMENT OF SPECIAL MEETING

You are being asked by Nabi to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of approval of any of the Transaction Proposals.  For the reasons discussed above, we oppose the proposed Transaction.  To that end, we are soliciting your proxy to vote AGAINST Proposal No. 6.

MANGROVE PARTNERS URGES YOU TO VOTE AGAINST NABI’S PROPOSAL TO APPROVE ANY MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, TO PERMIT THE FURTHER SOLICITATION OF PROXIES IN FAVOR OF APPROVAL OF ANY OF THE TRANSACTION PROPOSALS.

CERTAIN INFORMATION REGARDING NABI AND THE PROPOSED TRANSACTION

The respective boards of directors of Nabi and Biota have unanimously approved the proposed Transaction and the related issuance of Shares of Nabi to Biota stockholders pursuant to the terms and conditions of the Transaction Agreement.  In accordance with the Transaction Agreement, Nabi will acquire all of the outstanding ordinary shares of Biota in accordance with a scheme of arrangement under Australian corporate law and to be submitted for approval by the Supreme Court of Victoria, Australia. Subject to the terms and conditions of the Transaction Agreement, upon the completion of the proposed Transaction, each ordinary share of Biota outstanding immediately prior to the completion of the proposed Transaction will be transferred to Nabi in exchange for 0.448722952 newly issued Nabi Shares, subject to certain adjustments.  As a result of the proposed Transaction, Biota will become a wholly-owned subsidiary of Nabi.  Based on disclosure provided in Nabi’s Proxy Statement, immediately after the completion of the proposed Transaction, Nabi’s existing stockholders collectively will own approximately 26% of the outstanding common stock of the combined company, and Biota’s former stockholders collectively will own approximately 74% of the outstanding common stock of the combined company.  Under the Transaction Agreement, in the event that Nabi implements the Reverse Stock Split before the completion of the proposed Transaction, the number of Nabi Shares to be issued in exchange for each ordinary share of Biota will be adjusted in accordance with the Transaction Agreement in order to preserve such respective percentage of shares of the outstanding common stock of the combined company.  Nabi’s Proxy Statement states that that the Company expects that, subject to the approval by Nabi stockholders at the Special Meeting, the Reverse Stock Split will be implemented immediately prior to the completion of the Transaction.  Nabi’s Proxy Statement states that Nabi plans to issue certain contingent value rights (CVRs) to existing Nabi stockholders before the completion of the proposed Transaction.

According to Nabi’s Proxy Statement, the proposed Transaction must be approved by Biota stockholders and a Supreme or Federal Court of Australia (expected to be the Supreme Court of Victoria, Australia) to become effective.  Further, the consummation of the proposed Transaction is conditioned, among other things, upon Nabi stockholder approval of the Transaction Proposals, approval by NASDAQ of the listing of the Nabi Shares that will be issued in the proposed Transaction and Nabi having a closing net cash balance of no less than $54 million after satisfying outstanding liabilities.

Nabi stockholders are not entitled to dissenters’ rights of appraisal for their Shares under Delaware law, in connection with the proposed Transaction or any of the matters to be acted on at the Special Meeting.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Transaction Agreement which is attached to Nabi’s Proxy Statement as well as other information concerning the proposed Transaction set forth in Nabi’s Proxy Statement.

We note that Nabi’s Proxy Statement contains or is expected to contain information regarding:

•	a summary term sheet of the proposed Transaction;

•	the terms of the Transaction Agreement and the proposed Transaction and related transactions;

•	any reports, opinions and/or appraisals received by Nabi in connection with the proposed Transaction;

•	past contacts, transactions and negotiations by and among the parties to the proposed Transaction and their respective affiliates and advisors;

•
federal, state and foreign regulatory requirements that must be complied with and approvals that must be obtained in connection with the proposed Transaction, including with respect to Australian regulatory approvals;

•	security ownership of certain beneficial owners and management of the Company, including 5% owners;

•	the number of Shares outstanding as of the Record Date;

•	the trading prices of Nabi stock over time;

•	the compensation paid and payable to Nabi’s directors and executive officers;

•
the requirements for the submission of stockholder proposals to be considered for inclusion in the Company’s proxy statement for the 2013 annual meeting of stockholders, in the event that the Transaction Agreement and the proposed Transaction are not approved by the stockholders; and

•	Nabi, Biota and their respective affiliates.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each Share is entitled to one vote.  Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, Mangrove Partners believes that the only outstanding class of securities of Nabi entitled to vote at the Special Meeting is the Shares.  In light of the Company’s announcement on July 20, 2012 that is plans to distribute a definitive proxy statement after the completion of its pending tender offer, Shares that are tendered and accepted in such tender offer may not be voted at the Special Meeting.

Shares represented by properly executed GREEN proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the proposal to approve an amendment to the Certificate of Incorporation to increase the authorized Shares from 125,000,000 Shares to 200,000,000 Shares, AGAINST the proposal to approve an amendment to the Certificate of Incorporation to change the Company’s name to “Biota Pharmaceuticals, Inc.”, AGAINST the proposal to approve an amendment to the Certificate of Incorporation to effect a reverse stock split of Nabi Shares, AGAINST the proposal to approve the issuance of Nabi Shares to Biota’s stockholders in connection with the proposed Transaction, AGAINST the advisory vote on executive compensation, AGAINST the proposal to approve one or more adjournments of the Special Meeting to permit further solicitation of proxies in favor of approval of any of the Transaction Proposals, and in the discretion of the persons named as proxies, on all other matters as may properly come before the Special Meeting.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

The holders of issued and outstanding Shares which represent a majority of the votes entitled to be cast at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. A quorum must be present in order for the votes on the Transaction Proposals to be taken, including the Charter Amendment Proposals, the proposal to approve the issuance of Nabi Shares to Biota stockholders pursuant to the Transaction Agreement, and the other proposals.

Abstentions will be counted for purposes of determining the presence of a quorum at the Special Meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As each of the proposals to be voted upon at the Special Meeting is considered “non-routine,” such organizations do not have discretion to vote on any proposal for which they do not receive instructions from their customers (this is referred to in this context as a “broker non-vote”). As a result, if you fail to provide your broker, bank or other nominee with any instructions regarding how to vote your Shares, your Shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on any of the proposals. If you provide instructions to your broker, bank or other nominee which indicate how to vote your Shares with respect to certain proposals but not with respect to a particular proposal, your Shares will be considered present at the Special Meeting and be counted for purposes of determining the presence of a quorum but will not be voted with respect to that particular proposal.

VOTES REQUIRED FOR APPROVAL

According to Nabi’s Proxy Statement, assuming a quorum is present at the Special Meeting, approval of the Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the outstanding Nabi Shares as of the close of business on the Record Date for the Special Meeting. If you fail to vote, if you fail to provide instruction to your broker, bank or other nominee to vote on your behalf, or if you abstain from voting, the effect will be the same as if you had voted against each of the Charter Amendment Proposals.

According to Nabi’s Proxy Statement, assuming a quorum is present at the Special Meeting, approval of the proposal to approve the issuance of Nabi Shares to Biota stockholders as contemplated by the Transaction Agreement will require the affirmative vote of a majority of the Nabi Shares properly cast on the proposal at the Special Meeting. An abstention from voting on this proposal will have no effect on the outcome of the vote on this proposal. If you fail to submit a proxy and do not attend the Special Meeting in person, or if you fail to provide instructions to your broker, bank or other nominee to vote on your behalf, your shares will not affect whether this proposal is approved.

According to Nabi’s Proxy Statement, assuming a quorum is present at the Special Meeting, approval, on an advisory (non-binding) basis, of the compensation payable to certain executive officers of Nabi under existing arrangements in connection with the proposed Transaction will require the affirmative vote of the holders of a majority of the Nabi Shares properly cast on the proposal at the Special Meeting. An abstention from voting on this proposal will have no effect on the outcome of the vote on the proposal. Because the vote on this proposal is advisory, the result of the vote will not be binding on Nabi. If you fail to submit a proxy and do not attend the Special Meeting in person, or if you fail to provide instructions to your broker, bank or other nominee to vote on your behalf, your shares will not affect whether this proposal is approved.

According to Nabi’s Proxy Statement, approval of one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of any of Proposals No. 1 through No. 4, will require the affirmative vote of the holders of a majority of the Nabi Shares properly cast on the proposal at the Special Meeting. An abstention from voting on this proposal will have no effect on the outcome of the vote on the proposal. If you fail to submit a proxy and do not attend the Special Meeting in person, or if you fail to provide instructions to your broker, bank or other nominee to vote on your behalf, your shares will not affect whether this proposal is approved.

Stockholders may cast their votes by marking the ballot at the meeting or by specific voting instructions sent with a signed proxy to either Mangrove Partners in care of SCB Advising, Inc. at the address set forth on the back cover of this Proxy Statement or to Nabi at 12270 Wilkins Avenue, Rockville, Maryland 20852 or any other address provided by Nabi.

REVOCATION OF PROXIES

Stockholders of Nabi may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Mangrove Partners in care of SCB Advising, Inc. at the address set forth on the back cover of this Proxy Statement or to Nabi at 12270 Wilkins Avenue, Rockville, Maryland 20852 or any other address provided by Nabi.  Although a revocation is effective if delivered to Nabi, Mangrove Partners requests that either the original or photostatic copies of all revocations be mailed to Mangrove Partners in care of SCB Advising, Inc. at the address set forth on the back cover of this Proxy Statement so that Mangrove Partners will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, SCB Advising, Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies against the Company’s proposals in connection with the proposed Transaction.

DISSENTERS’ RIGHTS

According to Nabi’s Proxy Statement, under Delaware law, holders of Shares are not entitled to appraisal rights in connection with the proposed Transaction or any of the matters to be acted on at the Special Meeting.

IF YOU WISH TO VOTE AGAINST THE COMPANY’S PROPOSALS IN CONNECTION WITH THE PROPOSED TRANSACTION, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Mangrove Partners.  Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements.  Mangrove Partners will not solicit proxies via the Internet.

Mangrove Partners has entered into an agreement with SCB Advising, Inc. for solicitation and advisory services in connection with this solicitation, for which SCB Advising, Inc. will receive a fee not to exceed $20,000, together with reimbursement for its reasonable out-of-pocket expenses.  SCB Advising, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Mangrove Partners has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Mangrove Partners will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that SCB Advising, Inc. will employ approximately 5 persons to solicit Nabi stockholders for the Special Meeting.

The entire expense of soliciting proxies is being borne by Mangrove Partners.  Costs of this solicitation of proxies are currently estimated to be approximately $125,000.  Mangrove Partners estimates that through the date hereof, its expenses in connection with this solicitation are approximately $50,000.

If Mangrove Partners is successful in its solicitation of proxies to defeat the proposed Transaction at the Special Meeting, then it intends to seek reimbursement from the Company for its expenses incurred in connection therewith.

OTHER PARTICIPANT INFORMATION

Each member of Mangrove Partners is a participant in this solicitation.  Mangrove Fund is a private investment fund engaged in the business of acquiring, holding and disposing of investments in various companies. The principal business of Mangrove is serving as the investment manager of Mangrove Fund.  The principal business of Mangrove Capital is serving as the general partner of Mangrove Fund. The principal occupation of Nathaniel August is serving as Director of each of Mangrove and Mangrove Capital.  The principal business address of Mangrove Fund, Mangrove, Mangrove Capital and Mr. August is 10 East 53rd Street, 31st Floor, New York, New York 10022. As of the date hereof, Mangrove Fund beneficially owns 949,853 Shares.  Mangrove, Mangrove Capital and Mr. August, may be deemed to beneficially own the Shares held directly by Mangrove Fund by virtue of their affiliation with Mangrove Fund and each disclaims beneficial ownership of such Shares except to the extent of his or its pecuniary interest therein.  Except as set forth in this Proxy Statement, no participant in this solicitation has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted on at the Special Meeting.

OTHER MATTERS AND ADDITIONAL INFORMATION

Mangrove Partners is unaware of any other matters to be considered at the Special Meeting.  However, should other matters, which Mangrove Partners is not aware of a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

Mangrove Partners has omitted from this Proxy Statement certain disclosure required by applicable law that is already included in Nabi’s Proxy Statement.  This disclosure includes, among other things, detailed information relating to the background, reasons for, terms and consequences of the proposed Transaction, including risk factors, financial and pro forma information, tax consequences, accounting treatment, description of business conducted by Nabi and Biota, description and share price information of the common stock of Nabi and Biota, comparison of rights of holders of shares of common stock of Nabi and Biota, and interest of officers and directors of Nabi and Biota in the proposed Transaction.  Nabi’s Proxy Statement also includes disclosure on deadlines and procedures for submitting proposals at Nabi’ next annual meeting of stockholders under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and outside the processes of Rule 14a-8.  Stockholders should refer to Nabi’s Proxy Statement in order to review this disclosure.  See Schedule I for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of Nabi.

The information concerning Nabi contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

THE MANGROVE PARTNERS FUND, L.P.

August 10, 2012

SCHEDULE I

The following table is reprinted from the Company’s definitive proxy statement on Form DEFM 14A filed with the Securities and Exchange Commission on August 7, 2012.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of August 3, 2012, the record date for the special meeting, as to the Nabi common stock beneficially owned by (i) all directors, (ii) each named executive officer, (iii) current directors and executive officers of Nabi as a group, and (iv) each person who is known to Nabi to be the beneficial owner of more than 5% of the Nabi common stock. Unless otherwise noted, this information has been provided by the persons named in the table.

	Amount of Beneficial Ownership (1)		Percentage (2)
Directors
Jason M. Aryeh	249,783	(3)	*
David L. Castaldi	190,139	(4)	*
Geoffrey F. Cox, Ph.D.	259,679	(5)	*
Peter Davis	132,630	(6)	*
Richard A. Harvey, Jr.	164,996	(7)	*

Named Executive Officers
Raafat E.F. Fahim, Ph.D.	1,070,328	(8)	3.8%
Paul D. Kessler, M.D.	616,741	(9)	2.2%
Matthew W. Kalnik, Ph.D.	287,550	(10)	1.0%

Current Directors and Executive Officers as a group (8 persons)	2,950,496	(11)	10.4%

5% Beneficial Owners
Renaissance Technologies LLC and Renaissance Technologies Holding Corporation 300 Third Avenue New York, NY 10022	2,772,843	(12)	9.7%

The Vanguard Group, Inc. 100 Vanguard Avenue Malvern, PA 19355	2,308,413	(13)	8.1%

I-1

*	Less than 1%

(1)
Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power. No director or named executive officer has pledged any of his or her Nabi common stock as security.

(2)	Based on 28,328,034 shares of Nabi common stock outstanding as of August 3, 2012.

(3)
Consists of (i) 131,783 shares beneficially owned by Jason Aryeh through his relationship with JALAA Equities, LP and JLV Investments, LP (the Aryeh Entities); and (ii) 118,000 shares of Nabi common stock that may be acquired under stock options that are presently exercisable or will be exercisable by October 2, 2012. Mr. Aryeh disclaims beneficial ownership of all securities beneficially owned by the Aryeh Entities, except to the extent of any indirect pecuniary interest he may have therein.

(4)
Consists of (i) 49,189 shares of Nabi common stock owned by Mr. Castaldi; (ii) 6,950 shares of Nabi common stock owned by Mr. Castaldi’s wife and daughters; and (iii) 134,000 shares of Nabi common stock that may be acquired under stock options that are presently exercisable or will be exercisable by October 2, 2012.

(5)
Consists of (i) 25,679 shares of Nabi common stock owned directly by Dr. Cox and (ii) 234,000 shares of Nabi common stock that may be acquired under stock options that are presently exercisable or will be exercisable by October 2, 2012.

(6)
Consists of (i) 14,630 shares of Nabi common stock owned by the Davis Family Trust dated August 29, 1996, of which Mr. Davis is a Trustee; and (ii) 118,000 shares of Nabi common stock that may be acquired under stock options that are presently exercisable or will be exercisable by October 2, 2012.

(7)
Consists of (i) 30,996 shares of Nabi common stock owned by jointly by Mr. Harvey and his wife; and (ii) 134,000 shares of Nabi common stock that may be acquired under stock options that are presently exercisable or will be exercisable by October 2, 2012.

(8)
Consists of (i) 298,724 shares of Nabi common stock owned by Dr. Fahim; (ii) 1,000 shares held jointly with Dr. Fahim’s spouse; (iii) 73,750 shares of restricted Nabi common stock which are subject to future vesting but which may be voted; and (iv) 696,854 shares of Nabi common stock that may be acquired under stock options that are presently exercisable or will be exercisable by October 2, 2012.

(9)
Consists of (i) 104,128 shares of Nabi common stock owned by Dr. Kessler; and (ii) 511,613 shares of Nabi common stock that may be acquired under stock options that are presently exercisable or will be exercisable by October 2, 2012.

(10)
Consists of (i) 67,925 shares of Nabi common stock owned by Dr. Kalnik; and 219,625 shares of Nabi common stock that may be acquired under stock options that are presently exercisable or will be exercisable by October 2, 2012.

(11)	See notes 3 through 10.

(12)
The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 13, 2012 by Renaissance Technologies LLC and Renaissance Technologies Holding Corporation. Renaissance Technologies LLC and Renaissance Technologies Holding Corporation each have (i) sole power to vote or to direct the vote of 2,331,237 shares of common stock; (ii) sole power to dispose or to direct the disposition of 2,419,772 shares of common stock; and (iii) shared power to dispose of or direct the disposition of 353,071 shares of common stock.

(13)
The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 6, 2012 by The Vanguard Group, Inc., which has (i) sole power to vote or direct the vote of 61,529 shares of common stock; (ii) sole power to dispose or director the disposition of 2,246,884 shares of common stock; and (iii) shared power to dispose or direct the disposition of 61,529 shares of common stock.

I-2

IMPORTANT

Tell your Board what you think! Your vote is important.  No matter how many Shares you own, please give Mangrove Partners your proxy to vote AGAINST the Company’s Transaction Proposals by taking three steps:

●	SIGNING the enclosed GREEN proxy card,

●	DATING the enclosed GREEN proxy card, and

●	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Accordingly, please contact the person responsible for your account and instruct that person to execute the GREEN proxy card representing your Shares.  Mangrove Partners urges you to confirm in writing your instructions to Mangrove Partners in care of SCB Advising, Inc. at the address provided below so that Mangrove Partners will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact SCB Advising, Inc. at the address set forth below.

SCB ADVISING, INC. Please call: 1-877-786-3323 or 1-646-290-5243

NABI BIOPHARMACEUTICALS

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE MANGROVE PARTNERS FUND, L.P.

THE BOARD OF DIRECTORS OF NABI BIOPHARMACEUTICALS
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints Nathaniel August and Ward Dietrich, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Nabi Biopharmaceuticals (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in their discretion with respect to any other matters as may properly come before the Special Meeting that are unknown to Mangrove Partners a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED AGAINST PROPOSALS 1, 2, 3, 4, 5 AND 6.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

1.
The Company’s proposal to approve an amendment to the Nabi Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized Nabi Shares from 125,000,000 shares to 200,000,000 shares.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2.	The Company’s proposal to approve an amendment to the Certificate of Incorporation to change the name of Nabi from “Nabi Biopharmaceuticals” to “Biota Pharmaceuticals, Inc.”

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.
The Company’s proposal to approve an amendment to the Certificate of Incorporation to effect a reverse stock split of Nabi Shares at any time prior to December 31, 2012 at a ratio ranging from four-to-one to eight-to-one, as determined by Nabi’s Board of Directors in its sole discretion.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.
The Company’s proposal to approve the issuance of Nabi Shares to Biota stockholders contemplated by the Merger Implementation Agreement, dated as of April 22, 2012, by and between Nabi and Biota Holdings Limited (the “Transaction Agreement”).

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5.
The Company’s proposal to approve on an advisory (non-binding) basis the compensation payable to certain executive officers of Nabi under existing arrangements in connection with the transaction contemplated by the Transaction Agreement.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

6.
The Company’s proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve any of Proposals 1 through 4.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN  SHARES ARE HELD  JOINTLY,  JOINT  OWNERS  SHOULD  EACH SIGN.  EXECUTORS,  ADMINISTRATORS,  TRUSTEES,  ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.